Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186	Trading Symbol: VGZ Toronto and American Stock Exchanges

NEWS

Drilling Results at Vista’s Mt. Todd Project Identify Long Intervals of Gold Mineralization with Higher Grades

Denver, Colorado, November 12, 2008 – Vista Gold Corp. (TSX & AMEX:  VGZ) (“Vista” or the “Company”) is pleased to report on the results of six core holes drilled as part of a fourteen-hole 9,006 meter drilling program completed at the Batman Deposit at its Mt. Todd Project in Northern Territory, Australia.  The results from the first five holes were reported previously in Vista’s press releases dated July 21 and September 3, 2008.  Management believes the results confirm the continuity of mineralization extending down-dip from the 2007 drilling results (previously reported in Vista’s May 30, 2007 and September 4, 2007 press releases) and demonstrate the same pattern of higher gold grades at depth that contributed to a 65% increase in the measured and indicated resources as reported in Vista’s February 27, 2008 press release.  Of the fourteen holes completed in this program, one was drilled to obtain a sample for ongoing metallurgical testing (hole VB08-041).  Eleven holes were drilled to intersect the untested mineralization down-dip from the 2007 drilling located within the pit shape evaluated as part of the Preliminary Economic Assessment, the results of which were reported in Vista’s January 4, 2007 press release.  Two holes were drilled to test the continuity of mineralization below the previously evaluated pit shape (holes VB08-039 & -040).

  A summary of the gold assay and preliminary copper assay results of the latest six holes are shown below:

Drill Hole	Interval (meters)	Intercept (meters)	Gold (grams/tonne)	Copper (ppm)	Including (meters)	Intercept (meters)	Gold (grams/tonne)	Copper (ppm)
VB08032	191-220	29	1.05	356
	310-629	319	1.11	582	412-533	121	1.87	717
					432-511	79	2.18	841
VB08033	Hole abandoned at 42m and re-collared as VB08034
VB08034	600-621	21	0.68	506
	630-706	76	0.77	736	695-706	11	1.64	590
VB08035	281-392	111	0.63	318	430-464	34	1.54	363
	417-544	127	1.84	642	475-544	69	2.52	872
VB08036	299-526	227	1.11	549	312-356	44	1.43	746
					442-509	67	2.07	747
VB08037	193-245	52	1.54	705	202-234	32	2.00	770
	485-601	116	1.37	602

Four holes intersected continuous mineralization over 100 meters in length, with hole VB08032 intersecting over 300 meters of continuous mineralization.  The same four holes also contained significant (32 to 79 meters) intervals of higher grade material, over 2.0 grams per tonne. All six holes were drilled at an angle to intersect mineralization at close to right angles; however, due to physical constraints and the complex nature of the deposit, true thickness of the drilled intervals cannot be assumed from the measured intercepts.

The drilling program began in April 2008, under the direct supervision of Tim Tuba, Vista’s Exploration Manager in Australia, and was completed in September 2008. The core drilling was completed by Boart Longyear Australia Pty Ltd., with the sample preparation being completed by ALS Chemex in Adelaide, South Australia, followed by assaying for gold by ALS Chemex in Perth, Western Australia.  A sample quality control/quality assurance program has been implemented and check assaying is being done by Genalysis Laboratory Services Pty Ltd. in Perth. Multi-element analyses, including copper, are being done by ALS Chemex, also in Perth.  Sampling and assaying methods were conducted in accordance with the CIM Mineral Exploration Best Practices Guidelines. All samples taken were one meter in length, except the last interval of the drill hole.  Frank K. Fenne, P.G., Vice-President of Exploration for Vista, who is a Qualified Person as defined by National Instrument 43-101, has reviewed the program and results and confirms that all protocols used in the project conform to industry standards.

Vista Gold also announces that TetraTech of Golden, Colorado, has been awarded the contract to undertake a preliminary feasibility study on our Mt. Todd Project.  TetraTech has partnered with AUSENCO of Perth, Australia, for the process engineering and will be working with Vista’s metallurgical consultant, Resource Development Inc.  We expect the study to be undertaken in two stages.  The first stage has commenced and will include an updated resource estimate, metallurgical testing, rock mechanics evaluations, and preliminary geotechnical and environmental reviews.

Fred Earnest, President & COO of Vista, stated, “This drilling program has accomplished its intended goal and as a result, we expect to see another increase in the measured, indicated and total gold resources for the Mt. Todd Project when the updated resource estimate is completed.  The knowledge that we now have about the deep mineralization in the district leads me to believe that future deep drilling below other known surface gold occurrences may identify additional resources. Metallurgical testing has indicated significant opportunities for process improvements and we expect that the ongoing metallurgical test work will result in a flow sheet that addresses many of the principal metallurgical complexities of the deposit. The fact that nearly all of the last two year’s drilling has been completed within the pit shape used as the basis for the 2006 Preliminary Economic Assessment indicates that we may see a significant portion of the updated measured and indicated resources converted to reserves when the preliminary feasibility study is completed.  We believe this is a significant step forward in establishing the value of this gold deposit.”

For further information on the Mt. Todd Project, see our technical report entitled the “Mt. Todd Gold Project, Resource Update, Northern Territory, Australia, dated May 15, 2008,” which has previously been filed on www.sedar.com on June 4, 2008, and may also be found on Vista’s website at www.vistagold.com.

About Vista Gold Corp.

Since 2001, Vista has acquired a number of gold projects with the expectation that higher gold prices would significantly increase their value. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com. Vista has undertaken programs to advance the Paredones Amarillos Project, including the completion of a definitive feasibility study and the purchase of long delivery equipment items for use at that project. Vista’s other holdings include the Guadalupe de los Reyes Project in Mexico, the Yellow Pine Project in Idaho, the Awak Mas Project in Indonesia, and the Long Valley Project in California.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934, and forward-looking information within the meaning of applicable Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including our plans for evaluation of the Mt. Todd Project and our preliminary assessment results and timing and anticipated results for drilling, field mapping and sampling programs to be undertaken at the Mt. Todd Project; the resource estimates at the Mt. Todd Project; potential for increasing estimated resources at the Mt. Todd Project and potential for higher grade mineralization at the Mt. Todd Project;  anticipated timing and results for preliminary and definitive feasibility studies to be undertaken at the Mt. Todd Project;  our future business strategy, competitive strengths, goals, operations, plans, potential project development, future share price and valuation, future gold prices; our potential status as a producer; and other such matters, are forward-looking statements and information.  When used in this press release, the words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements and information, including, among others, risks relating uncertainty of preliminary assessment results and of feasibility study results and estimates on which such results are based; uncertainties involved in the determination of the economic viability of a deposit, including estimates of mineral reserves, metallurgical recoveries, costs and gold prices; risks relating to scheduling for feasibility studies; risks relating to delays and incurrence of additional costs in connection with the feasibility study underway at Vista’s Paredones Amarillos Project, including uncertainty relating to timing and receipt for required governmental permits; risks relating to cost increases for capital and operating costs including cost of power; risks relating to delays in commencement and completion of construction at the Paredones Amarillos Project and exploration at the Mt. Todd Project; risks of shortages of equipment or supplies; risks of significant cost increases; risks of inability to achieve anticipated production volumes;  risks that Vista’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; intense competition in the mining industry;  uncertainty of being able to raise capital in current financial markets on favorable terms or at all; and external risks relating to the economy and credit markets in general; as well as those factors discussed in Vista’s latest Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulators.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and information, there may be other factors that cause results not to be as anticipated, estimated or intended.  There can be no assurance that such statements and information will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements and information.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com